Exhibit 99.1

Conference Call Transcript

RSYS - Q1 2011 RadiSys Corp Earnings Conference Call

Event Date/Time: May 03, 2011 / 09:00PM GMT

CORPORATE PARTICIPANTS

Scott Grout

RadiSys Corporation - President and CEO

Holly Stephens

RadiSys Corporation - Finance and IR Manager

Brian Bronson

RadiSys Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Torin Eastburn

CJS Securities - Analyst

Rich Valera

Needham & Co. - Analyst

Aalok Shah

D.A. Davidson & Co. - Analyst

Ted Moreau

WJB Capital - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the RadiSys first-quarter earnings conference call with Scott Grout, President and CEO of RadiSys. As a reminder, today, May 3, 2011, this call is being recorded. Later we will conduct a question-and-answer session. (Operator Instructions). I would now like to turn the call over to Mr. Grout. Please go ahead.

Scott Grout - RadiSys Corporation - President and CEO

Thank you, Holly. Good afternoon, everybody, and thank you for participating in our first-quarter conference call. In this call, we will be covering a number of topics including our results for the first quarter, our announced agreement to acquire Continuous Computing along with planned changes to our leadership structure upon close. And finally, we will circle back and talk a little bit about our own organic outlook for the second quarter and for the full year.

As usual, we will then open the call up for questions. Participating on the call with me today are Holly Stephens, Finance and Investor Relations Manager; Brian Bronson, our Chief Financial Officer; and myself, Scott Grout, President and CEO.

Before we get started, I would like to turn the call over to Holly Stephens for a caution about forward-looking statements.

Holly Stephens - RadiSys Corporation - Finance and IR Manager

Thanks, Scott. Any statements in this call regarding future expectations for the business of RadiSys constitute forward-looking statements that involve a number of risks and uncertainties. We caution you not to place undue reliance on these statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in our earnings release today and in our SEC filings most recently in our 2010 annual report on Form 10-K.

All information provided in this call is as of today. RadiSys undertakes no duty to update any forward-looking statement to confirm the statement to actual results or changes in the Company’s expectations. In addition, during the call we will refer to some non-GAAP measures, providing a GAAP to non-GAAP reconciliation for these measures in our earnings release issued today.

Now I’ll turn the call back over to Scott.

Scott Grout - RadiSys Corporation - President and CEO

Thank you, Holly. So we’ve got a lot of exciting topics to cover with you today. As mentioned earlier, I will start with first-quarter results and then move on to our announced agreement to acquire Continuous Computing.

Revenues for RadiSys for the first quarter were $73.6 million. Our non-GAAP EPS was $0.09. Our next-generation communications revenue were $30.4 million, up 9% from Q4 and represented 41% of total revenues for the first quarter.

In the quarter, we had higher than anticipated ATCA revenues as well as larger legacy communications revenue. This enabled us to exceed our revenue guidance as well as come in on the higher end of our earnings range for the quarter.

From a balance sheet perspective, we generated $5.9 million of cash flow from operating activities in the first quarter.

A couple of summary points and business highlights for the first quarter include, we were awarded new ATCA business in a number of applications including notable wins in IMS and wireless infrastructure. We also announced that Mavenir Systems, a premier provider of mobile convergence solutions would partner with us to deliver an integrated 3G, 4G, and LTE mobile services solution based on our ATCA platform.

With the emergence of cloud services being offered by many service providers, this integrated solution allows mobile operators to enhance their existing networks with new revenue-generating applications while lowering the cost of legacy services. It is a great example of the versatility of ATCA in supporting a wide variety of new higher value services.

In our media server business, we entered a new geography with our full media server plus conferencing solution using our SIPware application acquired from Pactolus last year. The new win was a deal with a leading China-based conference service provider that will use our full application solution. We believe this represents a key milestone for us as well as a new growth opportunity for our media server business going forward.

Finally in the first quarter, we achieved ITAR compliance to further expand our thrust into military and defense markets with our current product portfolio.

Returning now to financial results for the first quarter, our top five customers in the first quarter in alphabetical order were Arrow Electronics, LG-Ericsson, NEI, Nokia Siemens Networks, and Philips Healthcare. Our revenue to Arrow Electronics go into a variety of end markets including telecommunications applications. One of the biggest customers here is a fast-growing, very well-known networking security company.

Our revenues to LG-Ericsson are full ATCA solutions that are used in both their evolved package core and wireless access gateway applications. Collectively, our top five customers represented 71% of our revenue in the quarter with 42% coming from Nokia Siemens Networks or NSN. About a third of our NSN revenues came from next-generation products, which is up meaningfully from 2010.

As many of you already know, our overall business with NSN will continue to decline as our larger legacy business continues to move to end-of-life and a growing percentage of NSN revenues will come from our new next-generation products.

I would now like to shifts gears and talk a little bit about the agreement we announced today to acquire Continuous Computing. Today we announced that we have entered into a definitive agreement to acquire privately held Continuous Computing Corporation. Continuous Computing was founded in 1998 and developed communication solutions consisting of highly integrated ATCA platforms and the acclaimed Trillium Protocol Software, as well as software development services.

Their key customer applications include 3G and 4G wireless infrastructure, femto and small cell base stations, deep packet inspection, traffic management, Internet offload, and network security.

Continuous Computing has approximately 375 employees and is headquartered in San Diego with software and hardware engineering development sites in India and in China. The acquisition brings a strong leadership and employee team. We are very excited to bring the talented Continuous team in their high-value product portfolio of software and ATCA platforms into the RadiSys family.

This acquisition brings many compelling benefits to our customers, our employees, and to our investors. First, the acquisition will allow us to be a global market leader in embedded hardware and software for communications networks with unmatched scope, scale, and expertise. It accelerates our strategy to grow more value in differentiated platforms and solutions and is spot on with our stated strategic objectives.

It will broaden our wireless solution portfolio and accelerate our expansion into the high-growth LTE, femto, and small base station and deep packet inspection markets. The combination will significantly accelerate our next-gen business growth and expand our new market and product opportunities.

In addition to a complementary portfolio of ATCA platform solutions, Continuous Computing software and services business fit extremely well with our strategy of providing higher value, more complete solutions and services to our customers. It benefits our combined end customers through a broader set of technologies and solutions developed and delivered by a global team with greater overall scale and capability.

With over 150 customers, Continuous Computing will provide access to a highly complementary set of customers and drive further diversification of RadiSys revenues and meaningful cross-selling opportunities. We believe there is a strong strategic fit between the two companies. In addition to a good cultural match, both companies have a similar vision of providing more value and operate with a leading technology mindset and have very similar go to market models.

Financially, we expect the acquisition to be accretive to our non-GAAP EPS in a couple of quarters. We expect the acquisition will increase our total and next-gen revenue growth and will significantly expand profitability and EPS.

We expect that it will accelerate our higher growth, higher gross margin next-generation business. For example our next-generation business as a percent of total revenue this last quarter was 40% and will go to over two-thirds of revenues in 2012. This will drive significant gross margin expansion as both of our next-generation businesses operate at gross margins of 40% to 50%, which is far higher than our legacy business.

Brian will be discussing these financial benefits in a little bit more detail later in the call.

Finally, there will be opportunities for greater operational efficiencies in future product developments. We will have greater scale to leverage in the supply chain and also opportunities for traditional improvements in overhead.

Needless to say we are quite excited about this acquisition and believe it will bring value to our shareholders, to our customers, and to our employees. We expect the acquisition to close in late June pending standard regulatory approvals.

Finally, I’d like to discuss planned changes to our senior leadership structure in concert with the close of this acquisition. Upon closing of the acquisition, which again we anticipate to be in late June, I will be stepping up to serve as the Vice Chairman of the RadiSys Board of Directors. Mike Dagenais, who is currently President and CEO of Continuous Computing, will become CEO of RadiSys. Brian Bronson will become our President and CFO.

In the CEO role, I believe Mike will bring new ideas and leadership to RadiSys that will take the Company to the next level of growth. Over the past few years, we have taken RadiSys from a local custom board design house to a truly global solutions company focused on much higher value software systems and solutions.

Personally I look forward to continuing on as Vice Chairman and will be actively engaged with the new leadership team during a six-month transition period after closing. In the time between now and closing, I will continue to serve as President and CEO.

I sincerely believe that Mike will be a great leader for RadiSys. I have known Mike for five years now and believe that he brings many very strong qualities as a CEO, including high integrity and a high passion and just a great background in the telecommunications space. I am also very excited to see Brian in the role of President as he has 11 years experience at RadiSys, understands our business very well, and will continue to move the Company towards higher levels of value, growth, and profitability.

I am confident in this new leadership structure and I believe it along with the acquisition will be a meaningful step forward for RadiSys.

With that, I would now like to turn the call over to Brian, who will talk a little bit more about our first-quarter results, projections for the second quarter, and then the financial terms and financial benefits of the acquisition.

Brian Bronson - RadiSys Corporation - CFO

Thanks, Scott. Before we get to the results for the first quarter, I have to say that I’m extremely excited about the acquisition of CCPU and about getting a chance to work with both Scott and Mike to make the acquisition and integration successful. The growth prospects for the combined company are significant.

As Scott previously mentioned, our first-quarter revenue was $73.6 million and our next-gen revenue was $30.4 million. We delivered non-GAAP EPS of $0.09 and our GAAP net loss was $0.02 per share in the first quarter.

Our Q1 non-GAAP gross margin rate was 29.3% and down from 33% in the same quarter in the prior year, mainly due to continuing erosion of gross margins from our legacy communications products as well as lower media server revenues. However, our media server revenues are projected to increase materially in the second quarter and throughout the rest of the year. Specifically we expect our largest media server end customer to pick back up on larger deployments in the second and/or third quarter.

We expect our gross margins to increase sequentially in the second quarter to a non-GAAP rate of between 31% and 32%. We expect our gross margin rate to increase due to favorable next-gen communications product mix, specifically higher projected media server revenues partially offset by ongoing erosions in the legacy margin business.

Our overall legacy communication gross margins are now in the teens and without this business, non-GAAP gross margins would actually be in the mid to high 30s.

Moving over to operating expenses, non-GAAP R&D and SG&A expenses totaled $18.8 million and were down $1.1 million from the prior quarter mainly due to the restructuring actions previously announced. We currently expect that our second-quarter non-GAAP R&D and SG&A expenses will be up about $500,000 from the first quarter mainly due to annual employee salary increases that take effect in the second quarter.

Please note that all the second-quarter guidance numbers exclude any acquisition-related costs.

Net nonoperating expense, which includes interest income, interest expense, and other nonoperating items was $533,000 in the first quarter. We currently expect our nonoperating expense to be around $400,000 in the second quarter.

Our non-GAAP tax rate was negative 0.5% in the first quarter. We currently expect that our second-quarter rate will be around 5% for non-GAAP results and around 10% for GAAP results.

Our first-quarter non-GAAP diluted weighted average shares were 24.8 million and our GAAP basic shares were 24.3 million. This includes the stock buyback previously announced, which was 150,000 shares in the first quarter. We project our diluted shares to be 28.7 million for non-GAAP results, over $3 million in net income, and 24.5 million for GAAP results in the second quarter.

Now moving over to the balance sheet, DSO was 60 days in the first quarter, which was up a day from 59 days in the prior quarter and in line with our expectations. I expect DSO to be in the low 60s in the second quarter.

Our total inventory and inventory deposit balance was $21.9 million at the end of the first quarter, which was up from $21.4 million at the end of the fourth quarter. As I have mentioned previously, we will be adding buffer inventory over the next couple of quarters to support the transfer from two contract manufacturers to one. I expect our inventory balance to increase to up around $30 million by Q3 and then start to materially decline in the fourth quarter of this year as we get past moving from again two CMs to one.

We continue to believe that this consolidation and transfer will be materially complete on and around September 30 of this year.

We generated $5.9 million of cash flow in the first quarter and ended the quarter with approximately $133 million in cash. We currently expect operating cash flow to be between $1 million or $2 million in the second quarter excluding acquisition-related charges.

Our current estimate of these charges is between $2.5 million and $3 million in the second quarter and is included in our GAAP guidance and excluded from our non-GAAP guidance. Note that this amount could materially change and this is our view as of today.

With that, I would like to now spend a few minutes talking about the financial terms and many financial benefits of the acquisition. The consideration for the acquisition is comprised of approximately $73 million in cash funded with cash on hand, approximately 3.7 million shares of RadiSys stock, which based on closing price yesterday represents about $32 million.

In addition to the upfront consideration, we will make earn-out payments based on revenue generated by specific specified set of their software products over a three-year period. The payment periods are 18, 24, and 36 months after close. We also have the right to make a one-time payment of cash and/or stock with a combined aggregate value of $15 million up to 18 months after the closing date in lieu of making the actual earn-out payments.

Just to reiterate what Scott said earlier, we expect the acquisition to accelerate our total and next-generation revenue growth and to significantly enhance profitability and EPS by expanding our higher growth, higher-margin next-generation business as well as providing meaningful operational efficiencies.

CCPU’s revenues were $56.6 million in 2010 and grew over 25% from 2009. We expect revenues from CCPU’s products to continue to grow at these rates.

Continuous Computing’s gross margins were approximately 50% in 2010, which we expect will result in again meaningful expansion to our current organic gross margin rate. For example, we could see gross margins go from the low 30s at the beginning of this year to high 30s next year when you add CCPU as well as our own growth in our organic next-gen business.

And finally, CCPU was profitable in 2010. We expect the transition – transaction, excuse me, to be accretive to RadiSys’ non-GAAP earnings by no later than the first quarter of 2012 and I expect that between HSR and the California fairness hearing and their shareholder vote that the process will take two months or so to close. We will provide additional details regarding the impact of the transaction after closing.

Now, with that, I will turn the call back over to Scott to talk about the revenue and per share outlook for the second quarter and our revenue outlook for the full year.

Scott Grout - RadiSys Corporation - President and CEO

Thanks, Brian. So, regarding our outlook for the second quarter and for the full year, please note that this is our view as of today and it is a forward-looking statement subject to risks and uncertainties as discussed previously and in our press release made available earlier today. Also, all of our guidance expectations do not include the financial impact of the acquisition of Continuous Computing.

We currently expect our second-quarter revenues to be between $71 million and $75 million and also expect our next-generation revenue to grow again sequentially. We project second quarter GAAP net loss of between $0.12 to $0.05 per share and a non-GAAP EPS to be between $0.10 and $0.15 per share.

For the full year 2011, we continue to expect total Company revenues to grow over 2010. We also continue to expect that next-generation revenues will grow by more than 20% in 2011 over last year. We continue to expect our total legacy communications revenues and commercial product revenues to decline by 15% in 2011.

So to wrap it up, we are very excited about the acquisition of Continuous Computing and look forward to bringing its team and its products into RadiSys. When combined, the growth in our own next-generation business, we believe it will bring significant benefits to our shareholders, our customers, and our employees.

With that, I would like to thank you for participating and I think we are ready to open the call up for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Torin Eastburn, CJS Securities.

Torin Eastburn - CJS Securities - Analyst

Good evening and congratulations on a major transaction for the Company. My first question is about the structure of the deal. I believe your stock is significantly undervalued and so I’m curious why you chose to include stock as opposed to all cash?

Brian Bronson - RadiSys Corporation - CFO

Torin, a couple of things. First of all, a pretty meaningful piece of the consideration is in cash and so you’re talking about the $32 million of value that ultimately tie to the transaction. I would say that we used it as a way for us to jointly be successful with the upside around the deal. So again between the earn-out and the base cash consideration, a bulk of the total proceeds but do want to jointly incent the team to take it to the next level.

Torin Eastburn - CJS Securities - Analyst

Okay, my second question is about Continuous’s cost structure. Are their SG&A and R&D expenses similar as a percent of revenue to yours? Once the two companies are combined, do you expect those expenses to decline as a percent of revenues?

Brian Bronson - RadiSys Corporation - CFO

More specifics after close, but I’ll tell you that I gave you a peek at their gross margins. I would tell you as a percentage of revenue, R&D is a bit higher dollar wise and SG&A a bit higher as a percentage of sales. But overall profitability about the same if not a bit better than our current results on a non-GAAP basis. So again, profitable 5%, 6%, 7% OI, but you will see all that when the pro formas come out in a couple months.

Torin Eastburn - CJS Securities - Analyst

Independently, and when you put the two companies together?

Brian Bronson - RadiSys Corporation - CFO

Very nice, and again meaningful efficiencies but we’ve got a couple months here between definitive agreement and close. We’ll kick off integration planning here shortly, so I will be able to provide more color in July’s call.

Torin Eastburn - CJS Securities - Analyst

Do you expect to provide an estimate of synergies at any point?

Brian Bronson - RadiSys Corporation - CFO

Yes, if not in July’s call, shortly thereafter. But the game plan particularly if it closes in and around June, end of June is that we should have a preliminary estimate of what’s possible. But no question we did our own math and valuation work internally and as mentioned in the words, we see significant upside in earnings and EPS next year.

Scott Grout - RadiSys Corporation - President and CEO

Yes, a good way to think about it is our next-generation revenues have been growing nicely, 40 to 50 points of gross margin and this adds on a big block of revenue that looks a lot like that for us.

Brian Bronson - RadiSys Corporation - CFO

Yes, north of $200 million of next-gen business at call it 50 points in gross margin.

Torin Eastburn - CJS Securities - Analyst

My last question is about your guidance for this year. You gave somewhat limited revenue guidance for the full year but no EPS guidance. What are the main cost variables that prevented you from doing so?

Brian Bronson - RadiSys Corporation -CFO

It’s a good question. First of all, the easiest response is that the expenses, as you know, Torin, are pretty tight. So those are modeled throughout the year pretty well. Gross margins can be largely driven off of mix, right? Not only in the next-gen business on the legacy side as well. But given the revenue projections and the overall guidance around next gen – and you know that our next gen business has got 40, 50 points of gross margin – that should give you comfort to be able to model the rest of the business.

I did also mention to you that the legacy business is now in the teens, legacy communications business is now in the teens on a gross margin basis.

Torin Eastburn - CJS Securities - Analyst

Thank you.

Operator

Richard Valera, Needham & Co.

Rich Valera - Needham & Co. - Analyst

Thanks. I don’t think you guys have mentioned the trailing revenue. Could you give us that number?

Brian Bronson - RadiSys Corporation - CFO

For CCPU for 2010?

Rich Valera - Needham & Co. - Analyst

Yes.

Brian Bronson - RadiSys Corporation - CFO

It was $56.6 million and growth rate 25%.

Rich Valera - Needham & Co. - Analyst

Right. No, I got the growth rate, very impressive. So sorry that was 56 — what was the actual number?

Brian Bronson - RadiSys Corporation - CFO

$56.6 million to be exact.

Rich Valera - Needham & Co. - Analyst

And what are the — can you say ballpark-ish what the current projections are for the growth of that business this year?

Brian Bronson - RadiSys Corporation - CFO

About the same growth rate.

Rich Valera - Needham & Co. - Analyst

25%?

Brian Bronson - RadiSys Corporation - CFO

Yes.

Rich Valera - Needham & Co. - Analyst

Wow, very good. So just trying to get a feel for how much potential overlap there is in terms of their capabilities versus what you have internally now, understanding that they have the Trillium protocol software, which I think is sort of proprietary and something which is unique to them. Just general ATCA sort of design expertise would seem to be clearly uncommon and an area of potential I guess rationalization, for lack of a better term.

Could you just give us some sense of do you feel there are some potentially maybe overlapping capabilities and opportunities to maybe streamline those capabilities post-consummation of the deal?

Scott Grout - RadiSys Corporation - President and CEO

Yes, so I’ll take that one, Rich. This is Scott. So of course we’ve got a lot of work to do over the next two months before close to work through all the details and specifics, but a couple of themes that I would hit. So we are both hard at work at our 40 gig portfolio of products and bringing new products out now and as we go through the year this year. The combined portfolio between the two companies we think give us a really strong position in the marketplace.

So CCPU is really focused well on very high performance kind of applications. RadiSys is focused well on broad market applications, so the combined portfolio gives us both high performance as well as broad applications with the current 40 gig portfolio.

When you look forward to — as ATCA goes to 100 gig, certainly there’s going to be huge synergy that can take place in that we won’t both have to develop a brand-new set of 40 gig assets.

So I would call current capabilities as pretty complementary between the two companies and then as we go forward on next and next and next generation product, some pretty good synergies on ATCA’s side. From a customer perspective, we are pretty fortunate that there are no overlapping customers between the two companies.

So we believe we’ve got pretty significant cross-selling capability particularly with Continuous’s Trillium software, where they touch hundreds and hundreds of different customers.

And the final thing that I touch on is the Trillium and professional software business has been growing quite nicely for Continuous and fits really well for us strategically on wireless, on deep packet inspection, on femto kind of applications. So there again I would expect some positive revenue synergies associated with it.

So I think as we make our plan out over the next two months or so, G&A efficiencies definitely and certainly supply chain efficiencies but the product portfolio combined between the two of us we think is particularly strong.

Rich Valera - Needham & Co. - Analyst

That’s quite helpful. With respect to the earn-out, you mentioned there’s the potential for the one-time payment to sort of I guess make the earn-out whole. What – otherwise is it a variable earn-out? Is it capped? What sort of is the earn-out at the sort of nominal targets? I’m just trying to get a sense of sort of the magnitude of that earn-out aside from that capped – that one specific payment you could make.

Scott Grout - RadiSys Corporation - President and CEO

So the earn-out is variable. It is based on sales of a particular segment of their software business that we both find quite attractive and pays out on kind of a linear basis based on revenue for that business. We have the option to buy it out at $15 million and the reason that’s in there is if it looks like that business is really going strong and going to become something very significant, we have the opportunity to buy it and cap out the earn-out at $15 million.

Brian Bronson - RadiSys Corporation - CFO

And just – maybe now stating the obvious, then if you don’t, then it’s dollar for dollar all the way up to that 36-month payment, right? So it’s uncapped from –.

Rich Valera - Needham & Co. - Analyst

Okay, so essentially you have the option of capping it sort of roughly halfway through the period.

Brian Bronson - RadiSys Corporation - CFO

Exactly.

Rich Valera - Needham & Co. - Analyst

If it looks like it’s – but in the interim you will be making sort of linear payments, is that right? Are those going to be quarterly or annual? How will that work?

Brian Bronson - RadiSys Corporation - CFO

No interim payments, so the first payment will be – we could buy it out before 18 months but we don’t have to make any payment until the 18th month.

Rich Valera - Needham & Co. - Analyst

Okay, that’s helpful.

Brian Bronson - RadiSys Corporation - CFO

That’s actually, Rich, an important point for cash flow purposes, right? So beyond the deal closing and some restructuring integration costs, etc., that you don’t see another cash outflow and/or stock outflow until potentially 18 months after the deal closes.

Rich Valera - Needham & Co. - Analyst

Right, and then just wanted to jump back to your existing business here, the media server business. You made – it sounds like media server was probably a little light in the first quarter, I guess maybe largely as expected. You made what seemed to be some encouraging comments about media server picking back up with some ambiguity about your largest customer either second or third quarter.

Can you just give us your feel for the demand level from your largest customer? I know when they kind of caused you guys to miss early or late last year, it was a little unclear how much of that business was deferred versus what of it might have gone away. I just wanted to get your sense of where you stand with that large customer.

Scott Grout - RadiSys Corporation - President and CEO

Okay, so a large customer is tracking to our AOP, to our annual operating plan that we put together for 2011. As you point out in Q4 late in the quarter, they ended up not implementing a new feature that they had planned for end of year this year. At this point for that large customer again they are tracking the plan. We do believe they’re going to implement this new feature in addition to capacity upgrades to the core network. So kind of in that tracking to about expectations and we should see them coming on in Q2 and Q3, as Brian had mentioned.

Rich Valera - Needham & Co. - Analyst

Okay, that’s helpful. I think that does it for me, gentlemen. Thank you.

Operator

Aalok Shah, D. A. Davidson.

Aalok Shah - D.A. Davidson & Co. - Analyst

Just a couple of quick questions. In terms of the visibility that Continuous has, can you give us a sense of how much of their business maybe kind of recurring business versus kind of just business that probably you would get in – built in the backlog at this point?

Scott Grout - RadiSys Corporation - President and CEO

So, their ATCA business looks a lot like our ATCA business in terms of visibility, so it’s a design win business and from design win they then implement their product, then begin product rollout. So have similar kind of visibility to ours which once you get into deployment mode is not too bad.

Their software business, they have – I would break it into two pieces. They have sort of service agreements that are recurring that take place as well as new projects and new applications. They are typically the interval between design win to when they see revenue is very short because protocol stacks are readily available and incorporated early into the development process.

So I would net it all out, ATCA pretty similar to us. The new software sales are not quite a turns business but happen with relatively short interval, and then there’s ongoing maintenance and service agreements.

Aalok Shah - D.A. Davidson & Co. - Analyst

So, Scott, is there a way to think about how much of the business is software-focused versus ATCA hardware?

Scott Grout - RadiSys Corporation - President and CEO

Yes, so about a quarter is software and service.

Aalok Shah - D.A. Davidson & Co. - Analyst

Okay, and then it looks like you are going to be getting an additional 60% bump in headcount here with the acquisition. And are these mostly in the US or how should we think about the employee headcount situation going forward?

Scott Grout - RadiSys Corporation - President and CEO

Yes, so as I mentioned, Continuous has a team of about 375. 60% are in development, plus or minus, and a vast majority of those are in two R&D sites, one in Bangalore, India and one in Shenzhen, China. So a pretty significant Asian footprint for the organization.

Aalok Shah - D.A. Davidson & Co. - Analyst

In terms of the standalone RadiSys business at this point, you mentioned that you expect the traditional COM business and your commercial business to drop I believe 15% you said this year. Is that correct?

Scott Grout - RadiSys Corporation - President and CEO

Correct.

Brian Bronson - RadiSys Corporation - CFO

Yes.

Aalok Shah - D.A. Davidson & Co. - Analyst

Okay, and that’s after a pretty decent growth in both COM and commercial this quarter. So I’m curious you must be implying that we are going to see a pretty big drop-off probably in the back half of the year.

Brian Bronson - RadiSys Corporation - CFO

That’s correct.

Aalok Shah - D.A. Davidson & Co. - Analyst

And maybe, Brian, if you can speak to it a little bit, are we expecting traditional COM business to just basically go towards zero now at this point in this year or is it really going to be at a kind of a steady state do you think [exit] this year?

Brian Bronson - RadiSys Corporation - CFO

Oh I think, you know that it’s been operating in the low $20 million per quarter. It will move into the high teens in the second half and then get into a situation and go from maybe the midteens to the low teens as you go through 2012. But overall you’re talking about a 50% reduction from 2011 into 2012.

Scott Grout - RadiSys Corporation - President and CEO

Then it kind of flattens out at 40% to 50% a year.

Brian Bronson - RadiSys Corporation - CFO

Exactly, exactly.

Aalok Shah - D.A. Davidson & Co. - Analyst

And then lastly, I know you spoke a little about this but commercial was up pretty nicely this quarter. Is that just kind of a one-time situation or is there something else that is happening in commercial that we should pay attention to?

Brian Bronson - RadiSys Corporation - CFO

Well, it actually looks good again for next quarter too, so commercial will be flattish Q1 into Q2. COM E, our Com Express business, is growing very nicely for us. And on the flip side, our Rackmount Server business will begin to slowly decline over the next couple quarters and next couple years. So net-net, it will drop down a little bit in the second half and become a $15 million, $16 million, $17 million, $18 million a quarter business medium term.

Aalok Shah - D.A. Davidson & Co. - Analyst

And last question for me. In terms of your software business currently, (technical difficulty) that your revenue at this point?

Scott Grout - RadiSys Corporation - President and CEO

So what percent of our revenue is software today?

Aalok Shah - D.A. Davidson & Co. - Analyst

Yes, I don’t think it is very large, but –

Scott Grout - RadiSys Corporation - President and CEO

A relatively small percent is declared and recognized as software revenue. That being said, 100% of our R&D investment in the media server business is in software and ATCA probably half of the investment is in software. So those sell as systems that include both hardware and software, but the R&D component in the software content is pretty high. It’s just not a pure software sale.

Aalok Shah - D.A. Davidson & Co. - Analyst

Sorry, one more. In terms of Continuous, can you give us a sense of who their largest customers were?

Scott Grout - RadiSys Corporation - President and CEO

So they are pretty diversified, so we can’t name names, but they’ve got a very nicely diversified portfolio. The top customer is about 10%?

Brian Bronson - RadiSys Corporation - CFO

Yes, – between 10 and 20. Yes, yes, depending on the quarter.

Aalok Shah - D.A. Davidson & Co. - Analyst

Great, thank you very much.

Operator

Ted Moreau, WJB Capital.

Ted Moreau - WJB Capital - Analyst

Thank you very much. Good afternoon, guys. Real quickly on the legacy and commercial decline of up to 15% in 2011, just a quick clarification. Is that combined or do you – and so there could be moving pieces there or do you expect each of them to decline by up to 15%?

Brian Bronson - RadiSys Corporation - CFO

Actually, I would expect commercial to decline less than 15%, maybe 5% or 10% and the legacy business to decline a bit more.

Ted Moreau - WJB Capital - Analyst

Okay, and then I’m sorry, I was on another call so I don’t know what kind of questions were asked on the Continuous Computing deal. Congratulations, by the way. Can I assume that they are largely targeting telecom?

Scott Grout - RadiSys Corporation - President and CEO

Yes.

Ted Moreau - WJB Capital - Analyst

Like 100% telecom or is there anything else in there?

Scott Grout - RadiSys Corporation - President and CEO

Yes, like 100% communications networking, almost all of that being telecom. Some might be enterprise-ish, so deep packet inspection for enterprise-ish, but think of it as telecom.

Ted Moreau - WJB Capital - Analyst

Okay, and of that, how much – is there a characterization of how much you could say would be wireless?

Scott Grout - RadiSys Corporation - President and CEO

So vast majority of growth is wireless. If you fast forward two years from now, I would say it’s dominated by wireless.

Ted Moreau - WJB Capital - Analyst

Okay.

Scott Grout - RadiSys Corporation - President and CEO

Where it is today I don’t know off the top of my head. And I’m sorry, flavors of wireless, as you probably saw in the release, so 3G, LTE, lots of design wins in LTE, femto and small cell applications, also lots of design wins there.

Ted Moreau - WJB Capital - Analyst

In small cells, what’s the timeframe of deploying for those? I’m imagining it’s going to be like a 2013 kind of timeframe or is it before that?

Scott Grout - RadiSys Corporation - President and CEO

So you are starting to see some being deployed today, so if you look at some of the big OEMs are now starting to offer small cell as a critical element to solve network congestion kind of issues. So small deployments today, I expect to see them picking up in ’12, but ’13, ’14, ’15. We have got a perspective and Continuous Computing has a perspective that that will be the new mode of deployment for a lot of wireless.

Ted Moreau - WJB Capital - Analyst

Okay, and so of your customer base, are they largely North American, European, Asian? Can you give us any kind of flavor there?

Scott Grout - RadiSys Corporation - President and CEO

So our split, RadiSys’ organic split is about one-third, one-third, one-third today. They’ve got also got a very nice geographic split. So good set of customers in Europe and North America and in Asia.

Ted Moreau - WJB Capital - Analyst

Okay, and do you expect any kind of – is there any overlap in accounts that could be lost because of the deal?

Scott Grout - RadiSys Corporation - President and CEO

As I had mentioned maybe before you joined, there are no overlapping customers between us and we expect that there is potential cross-selling synergy. There’s a number of their customers that should be using RadiSys product and vice versa, so no major account or no customer loss expected because of this, and we think there’s actually revenue synergy possible.

Ted Moreau - WJB Capital - Analyst

Okay, great. One final question. Can you talk a little bit about – I saw in the release there was something about the military and defense business. Can you talk about any kind of traction you have had there so far?

Scott Grout - RadiSys Corporation - President and CEO

Yes, so we have been I think for about two years now taking our existing technologies in commercial and communications and bring them into military applications. We have actually seen relatively good success there. So we have not quantified anything but design wins have been pretty strong and we are starting to see some of the military programs ramp up now.

The milestone that we reached this quarter that we reported was getting ITAR-compliant to allow us to get into more of the top-secret kind of applications. Again, our strategy is really to take our communications and commercial technologies as they exist today and use them in off-the-shelf kind of applications in military and defense. And overall, pretty pleased with traction.

Ted Moreau - WJB Capital - Analyst

Great, and so I assume that with the programs ramping, you are recognizing revenue on that stuff already?

Scott Grout - RadiSys Corporation - President and CEO

Correct.

Ted Moreau - WJB Capital - Analyst

Okay, great. Thanks, guys.

Operator

(Operator Instructions). Torin Eastburn, CJS Securities.

Torin Eastburn - CJS Securities - Analyst

Just one quick follow-up. Can you talk about how you expect AT&T’s potential deal with T-Mobile to affect you?

Scott Grout - RadiSys Corporation - President and CEO

It would be speculation, but I think we view it as net goodness. The direct business that we do, probably not too much of an impact. The indirect business, the equipment we sell to Thames, there are a number of equipment makers that we sell to that we think – that sell to AT&T today and we believe represent upside should AT&T become the owner of T-Mobile.

So some of the higher value services that we mentioned earlier in the call today, I think there’s opportunity to expand footprint from AT&T into T-Mobile, but that is speculation at this point but I think we view it as a net positive.

Torin Eastburn - CJS Securities - Analyst

Excellent, thank you.

Operator

This concludes our question-and-answer session. Mr. Grout, are there any closing remarks?

Scott Grout - RadiSys Corporation - President and CEO

Thank you, Holly. I want to thank everybody for participating on our call today. Clearly we are very excited about the prospect of bringing these two great companies together and look forward to sharing more information as we put our integration plans together. So thank you again and have a good afternoon.

Operator

Thank you for participating in today’s RadiSys conference call. You may now disconnect.

Forward-Looking Statements

Statements included in this document regarding the consummation of the proposed transaction, benefits, certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, revenue growth, management changes or other attributes of combined companies following the transaction and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate”, “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve known and unknown risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, actions by Continuous Computing’s shareholders, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, performance and customer acceptance of the Trillium line of products, the combined companies’ financial results and performance, satisfaction of closing conditions and other factors detailed in risk factors and elsewhere in Annual Report on Form 10-K of RadiSys Corporation (“RadiSys”) for the year ended December 31, 2010, and its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, RadiSys disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, RadiSys may file with the SEC a registration statement on Form S-4, which will include a prospectus of RadiSys and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of Continuous Computing. Investors and security holders of Continuous Computing are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety if and when they become available because they will contain important information about Continuous Computing, RadiSys and the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RadiSys by directing a written request to RadiSys Corporation, 5545 N.E. Dawson Creek Drive, Hillsboro, OR 97124, Attention: Investor Relations